Exhibit 99.1

NovaBay Pharmaceuticals Accepts Revised Offer from PRN Physician Recommended Nutriceuticals, LLC and Enters into an Amendment to the Asset Purchase Agreement to Increase Purchase Price

EMERYVILLE, Calif. (November 6, 2024) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) today announces that the Company has accepted a revised transaction proposal from PRN Physician Recommended Nutriceuticals, LLC (“PRN”) to increase the base purchase price for the Company’s eyecare business from $9.5 million to $11.5 million. The Company has entered into an amendment (the “Amendment”) to its previously announced Asset Purchase Agreement, dated September 19, 2024, with PRN (the “Original PRN APA” and, as amended, the “PRN APA”). The Company's transaction with PRN remains subject to certain closing conditions, including receiving stockholder approval.

“We are pleased to accept PRN’s revised offer for the Avenova® brand and continue our efforts to obtain stockholder approval. With the newly added value, we truly believe this deal is in the best interests of our stockholders," said Justin Hall, NovaBay CEO.

In addition to the increased base purchase price of $11.5 million, the Amendment provides for (i) the removal of debt financing contingencies and related PRN representations, while adding a new PRN representation that it has sufficient funding for the base purchase price; (ii) PRN providing the Company with a secured promissory note for up to $1.0 million to be funded by two future installments of $0.5 million each, which loan is expected to be repaid in full upon the closing of the PRN transaction as a deduction from the purchase price (the “Bridge Loan”); and (iii) PRN providing the Company with an equity funding commitment letter (collectively, the “Revised PRN Transaction Terms”).

When evaluating the Revised PRN Transaction Terms and the Amendment, the Company’s Board of Directors (the “Board”) gave due consideration to the unsolicited and non-binding acquisition proposal received from Refresh Acquisitions BidCo LLC (“Refresh”), which the Board previously determined was a “Superior Proposal” under the PRN APA as announced on October 29, 2024. The Board carefully assessed the relative benefits and risks of the proposals from both PRN and Refresh. Following this assessment, the Board determined that the Refresh unsolicited and non-binding acquisition proposal was no longer a “Superior Proposal” and that entering into the Amendment and the Bridge Loan were advisable and in the best interests of the Company and its stockholders. As a result of the Board’s determination to enter into the Amendment and continue its transaction with PRN, the Company ended its engagement with Refresh in accordance with the terms of the PRN APA.

The Special Meeting of the Company’s stockholders (the “Special Meeting”) to approve the transaction with PRN remains scheduled for November 22, 2024 at 11:00 a.m. Pacific Time. The Board continues to unanimously recommend that stockholders approve the pending transaction with PRN, as well as the potential voluntary liquidation and dissolution of the Company at the Special Meeting. If stockholders have questions or need help voting their shares, please call the Company’s proxy solicitation firm, Sodali & Co., at 1-800-607-0088.

This summaries of the Amendment and the Bridge Loan do not purport to be complete, and the Company encourages stockholders to read the full text of the Amendment and the Bridge Loan that will be included with the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) in due course. Further, the Company intends to provide its stockholders with additional supplemental disclosure to the definitive proxy statement filed with the SEC on October 16, 2024 (the “Special Meeting Proxy Statement”) and will file relevant materials with the SEC. Stockholders are urged to read the Special Meeting Proxy Statement as supplemented and such other relevant materials for more information, including with respect to the terms of the Amendment and the Bridge Loan.

About NovaBay Pharmaceuticals, Inc.

NovaBay’s leading product Avenova® Lid & Lash Cleansing Spray is often recommended by eyecare professionals for blepharitis and dry eye disease. Manufactured in the U.S., Avenova spray is formulated with NovaBay’s patented, proprietary, stable and pure form of hypochlorous acid. All Avenova products are available directly to consumers through online distribution channels such as Amazon.com and Avenova.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the contemplated transaction with PRN (including the Amendment and the Bridge Loan), the unsolicited offer by Refresh and related matters. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC and the Special Meeting Proxy Statement, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Additional Information and Where to Find It

In connection with the solicitation of proxies, on October 16, 2024, NovaBay filed the Special Meeting Proxy Statement with the SEC with respect to the Special Meeting to be held in connection with the proposed asset sale to PRN and a potential voluntary liquidation and dissolution of the Company. Promptly after filing the Special Meeting Proxy Statement with the SEC, NovaBay mailed the Special Meeting Proxy Statement and a proxy card to each stockholder entitled to vote at the Special Meeting to consider the contemplated asset sale to PRN and potential dissolution. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT NOVABAY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Special Meeting Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by NovaBay with the SEC in connection with the contemplated asset sale to PRN and potential dissolution at the SEC's website (http://www.sec.gov) or at the Company’s investor relations website https://novabay.com/investors/) or by writing to NovaBay Pharmaceuticals, Inc., Investor Relations, 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The information provided on, or accessible through, our website is not part of this communication, and therefore is not incorporated herein by reference.

Participants in the Solicitation

NovaBay and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NovaBay’s stockholders in connection with the contemplated asset sale to PRN and the potential dissolution. A list of the names of the directors and executive officers of the Company and information regarding their interests in the contemplated asset sale to PRN and the potential dissolution, including their respective ownership of the Company’s common stock and other securities is contained in the Special Meeting Proxy Statement. In addition, information about the Company’s directors and executive officers and their ownership in the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC on March 26, 2024, as amended on March 29, 2024 and as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com

Avenova.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

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